                                                                      EXHIBIT 11
INTERNATIONAL DAIRY QUEEN, INC.
COMPUTATION OF EARNINGS PER SHARE

...............................................................................................
                                                    YEAR ENDED NOVEMBER 30,
                                ---------------------------------------------------------------
                                   1989         1990         1991         1992         1993
...............................................................................................
Net income for year...........  $23,290,899  $26,513,145  $27,921,275  $29,094,668  $29,887,693
                                -----------  -----------  -----------  -----------  -----------
                                -----------  -----------  -----------  -----------  -----------
Weighted average common shares
  outstanding.................   28,213,326   27,409,971   26,528,137   25,988,362   25,081,056
Dilutive common stock
  equivalents:
  Stock options, based on
   treasury stock method using
   average market price.......      --            16,578       59,431       47,959       22,862
                                -----------  -----------  -----------  -----------  -----------
Total common and common
  equivalent shares included
  in computation of primary
  and fully-diluted earnings
  per share:..................   28,213,326   27,426,549   26,587,568   26,036,321   25,103,918
                                -----------  -----------  -----------  -----------  -----------
                                -----------  -----------  -----------  -----------  -----------
Earnings per share: (A).......  $       .83  $       .97  $      1.05  $      1.12  $      1.19
                                -----------  -----------  -----------  -----------  -----------
                                -----------  -----------  -----------  -----------  -----------

- -------------------------------
(A) Fully-diluted earnings per share is not presented on face of statement of income since incremental dilution is less than 3%.

  Prior year amounts have been restated to reflect the three-for-one stock split approved by the Board of Directors on March 12, 1991.

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